UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2023, Arch Therapeutics, Inc. (the “Company”) entered into an amendment (the “First Notes Amendment”) to its outstanding Senior Secured Convertible Promissory Notes issued on July 6, 2022 (the “First Notes”) with the holders of the First Notes. Also on February 14, 2023, the Company entered into an amendment (the “Second Notes Amendment” and, together with the First Notes Amendment, the “Amendments”) to its outstanding Unsecured Convertible Promissory Notes issued on January 18, 2023 (the “Second Notes”) with the holders of the Second Notes. The Amendments amended the First Notes and Second Notes to extend the date of the completion of an uplist to any of the Nasdaq Global Market, Nasdaq Capital Market, New York Stock Exchange or NYSE American (such transaction, an “Uplist Transaction”) from February 15, 2023 to March 15, 2023.

As a result of the entry into the First Notes Amendment, the Company’s outstanding Series 3B Convertible Promissory Notes (the “Series 3B Notes”) were automatically amended to extend the date of completion of an Uplist Transaction from February 15, 2023 to March 15, 2023 pursuant to the terms of the Series 3B Notes.

The preceding descriptions of the Amendments are qualified in their entirety by reference to the copies of the form of First Notes Amendment and the form of Second Notes Amendment filed herewith as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Form of First Notes Amendment.
10.2	Form of Second Notes Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: February 15, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer